EXHIBIT 21
PVH CORP. SUBSIDIARIES

The following table lists all of the subsidiaries of PVH Corp. and the jurisdiction of incorporation of each subsidiary. Each subsidiary does business under its corporate name indicated in the table.

Name	State or Other Jurisdiction of Incorporation

Aperta Strada Pty Limited	Australia
Area 52 Innovation B.V.	Netherlands
Calvin Klein Europe B.V.	Netherlands
Calvin Klein Jeanswear Company	Delaware
Calvin Klein Stores Ireland Ltd.	Ireland
Calvin Klein Stores UK Limited	United Kingdom
Calvin Klein, Inc.	New York
CK Jeanswear Australia Pty Limited	Australia
CK Logistics B.V.	Netherlands
CK Service Corp.	Delaware
CK Stores Austria GmbH	Austria
CK Stores B.V.	Netherlands
CK Stores Belgium BVBA	Belgium
CK Stores Denmark ApS	Denmark
CK Stores Finland OY	Finland
CK Stores Germany GmbH	Germany
CK Stores Netherlands B.V.	Netherlands
CK Stores Poland Sp. z o.o.	Poland
CK Stores Switzerland GmbH	Switzerland
CK Underwear Australia Pty Limited	Australia
CKJ Holdings, Inc.	Delaware
Cluett, Peabody & Co., Inc.	Delaware
Confezioni Moda Italia S.r.l.	Italy
Designer Holdings Ltd.	Delaware
Gazal Apparel Pty Limited	Australia
Gazal Clothing Company Pty Limited	Australia
Gazal Corporation Pty Limited	Australia
Gazal Employee Share Plan Pty Limited	Australia
Hangzhou G-T Trading Co., Ltd.	China
Hilfiger Stores B.V.	Netherlands
Hilfiger Stores Belgium BVBA	Belgium
Hilfiger Stores d.o.o.	Croatia
Hilfiger Stores Denmark ApS	Denmark
Hilfiger Stores Finland OY	Finland
Hilfiger Stores GesmbH	Austria
Hilfiger Stores GmbH	Germany
Hilfiger Stores GmbH	Switzerland
Hilfiger Stores Ireland Ltd.	Ireland
Hilfiger Stores Ltd.	United Kingdom

Name	State or Other Jurisdiction of Incorporation

Hilfiger Stores Luxembourg S.à.r.l	Luxembourg
Hilfiger Stores Netherlands B.V.	Netherlands
Hilfiger Stores s.r.o.	Czech Republic
Hilfiger Stores Sp. z o. o.	Poland
Hilfiger Stores Sweden AB	Sweden
Karl Lagerfeld LLC	Delaware
Operadora de Tiendas de Menudeo S. de R.L. de C.V.	Mexico
Phillips-Van Heusen Ireland Ltd.	Ireland
PVH (India) Ltd.	British Virgin Islands
PVH (Macao) Company Limited	Macao
PVH Asia Limited	Hong Kong
PVH B.V.	Netherlands
PVH Belgium BVBA	Belgium
PVH Belux BVBA	Belgium
PVH Brands Australia Pty Limited	Australia
PVH Brands Europe B.V.	Netherlands
PVH Brands NZ Limited	New Zealand
PVH Canada, Inc.	Canada
PVH Commerce (Shanghai) Company Limited	China
PVH Commercial Malaysia Sdn Bhd	Malaysia
PVH Denmark ApS	Denmark
PVH Deutschland GmbH	Germany
PVH Dongguan Trading and Services Company Limited	China
PVH Europe B.V.	Netherlands
PVH Far East Limited	Hong Kong
PVH Finland OY	Finland
PVH gTLD Holdings LLC	Delaware
PVH Gift Card Company LLC	Virginia
PVH Guam, Inc.	Delaware
PVH Heritage Brands Australia Pty Limited	Australia
PVH Holdings GmbH	Germany
PVH Hong Kong Limited	Hong Kong
PVH International B.V.	Netherlands
PVH Italia S.r.l.	Italy
PVH Japan Ltd.	Japan
PVH Kenya Limited	Kenya
PVH Korea Co., Ltd.	Korea
PVH Management Consultant (Shanghai) Ltd.	China
PVH Neckwear, Inc.	Delaware
PVH Netherlands B.V.	Netherlands
PVH Norge AS	Norway
PVH Osterreich GesmbH	Austria
PVH Prince C.V. Holding Corporation	Delaware
PVH Puerto Rico LLC	Delaware

Name	State or Other Jurisdiction of Incorporation

PVH Puerto Rico, Inc.	Delaware
PVH Realty Corp.	Delaware
PVH Retail Stores LLC	Delaware
PVH Schweiz GmbH	Switzerland
PVH Services Limited	United Kingdom
PVH Services S. de R.L. de C.V.	Mexico
PVH Shanghai Co. Ltd.	China
PVH Singapore Private Limited	Singapore
PVH Socks, Inc.	Delaware
PVH Stores Portugal, Unipessoal Lda.	Portugal
PVH Stores Rus LLC	Russia
PVH Stores Spain Moda, S.L.	Spain
PVH Sweden AB	Sweden
PVH Taiwan Company Limited	Taiwan
PVH Turkey Sourcing Isletme Destek Hizmetleri Limited Sirketi	Turkey
PVH UK Limited	United Kingdom
PVH Wholesale Corp.	Delaware
PVH Wholesale New Jersey, Inc.	Delaware
Stitch 3D Design B.V.	Netherlands
Sunshine A Pty Ltd.	Australia
Sunshine B Pty Ltd.	Australia
TH & CK Stores France	France
TH Asia Limited	Hong Kong
TH Australia Holding Pty Limited	Australia
The Warnaco Group, Inc.	Delaware
Tomcan Investments Inc.	Delaware
Tommy Hilfiger (HK) Limited	Hong Kong
Tommy Hilfiger (Shanghai) Apparel Co. Ltd.	China
Tommy Hilfiger Corporation	British Virgin Islands
Tommy Hilfiger Europe B.V.	Netherlands
Tommy Hilfiger Licensing B.V.	Netherlands
Tommy Hilfiger Licensing LLC	Delaware
Tommy Hilfiger Marka Dagitim Ve Ticaret Anonim Sirketi	Turkey
Tommy Hilfiger Retail, LLC	Delaware
Tommy Hilfiger Stores Norge AS	Norway
Tommy Hilfiger Trading (Shanghai) Co., Limited	China
Tommy Hilfiger U.S.A. Inc.	Delaware
Tommy Hilfiger Wholesale, Inc.	California
True & Co. Delaware	Delaware
Warnaco Apparel SA (Proprietary) Limited	South Africa
Warnaco Global Sourcing Limited	Hong Kong
Warnaco Inc.	Delaware
Warnaco U.S., Inc.	Delaware
WBR Industria e Comercio de Vestuario Ltda.	Brazil

Name	State or Other Jurisdiction of Incorporation

Wellrose Ltd.	Hong Kong

March 31, 2021